Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

RADIUS BANCORP INC.

1.	OFFICES

1.1	Registered Office

The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company.

1.2	Other Offices

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.	MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson or the President. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

2.2	Annual Meetings

The Corporation shall hold an annual meeting of stockholders within 150 days after the end of the Corporation’s fiscal year on the date and hour determined by the Board of Directors, at which time stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.3	Special Meetings

Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairperson or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than 20% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4	Notice of Meetings

Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

2.5	Waivers of Notice

Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

2.6	List of Stockholders

After the record date for a meeting of stockholders has been fixed, at least 30 days, in the case of an annual meeting, or ten days, in the case of a special meeting, before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 20 days, in the case of an annual meeting, or ten days, in the case of a special meeting, prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal office of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8	Quorum at Meetings

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.9	Voting and Proxies

Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after 11 months from its date. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

2.10	Required Vote

When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote with respect to the matter unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.11	Action Without a Meeting

Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. A telegram, cablegram or other electronic transmission consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

3.	DIRECTORS

3.1	Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

3.2	Number and Election

The number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors, but in no event shall be less than seven. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier resignation or removal. Directors need not be stockholders of the Corporation.

3.3	Vacancies

Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal; provided, however, that any director appointed to the Board of Directors by the vote of a majority of the directors then in office, if less than a quorum, or by a sole remaining director shall hold office until a special meeting of stockholders is held to fill such vacancy, which meeting shall be no later than 60 days after such appointment of such director, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

3.4	Resignation

Any director may resign by delivering his or her written resignation to the Corporation at its principal office or the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5	Removal of Directors

At a meeting of stockholders called expressly for that purpose, any director may be removed only for cause by a vote of holders of a majority of the shares then entitled to vote at an election of directors, and without cause by a vote of the holders of two-thirds of the shares entitled to vote at any election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Certificate of Incorporation or supplemental sections thereto, the provisions of this Section 3.5 shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

3.6	Meetings

3.6.1	Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.6.2	Special Meetings

Special meetings of the Board may be called by the Chairperson or President, and shall be called by the President or Secretary at the request in writing of one-third of the Board of Directors, on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

3.6.3	Telephone Meetings

Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.6.4	Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

3.6.5	Waiver of Notice of Meeting

A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.7	Quorum and Vote at Meetings

At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

3.8	Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more directors appointed by the Board. Any member of a committee, or the entire committee, may be removed, with or without cause, by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the

Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.9	Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.	OFFICERS

4.1	Positions and Election

The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may determine, including a Chairperson, a Vice Chairperson, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Chairperson shall be elected by the stockholders of the Corporation at each annual meeting. The Board of Directors shall, at its first meeting after each annual meeting of stockholders, choose a President, Secretary and Treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent, with such powers as shall be determined by the Board of Directors.

Each officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. As set forth below, each of the President, and/or any Vice President may execute bonds, mortgages and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2	Chairperson

The Chairperson shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairperson shall not be deemed an executive officer of the Corporation unless otherwise specified by the Board of Directors.

4.3	President

The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall (in the absence of the Chairperson, if any) preside at all meetings of the stockholders, and, if a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated another officer as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

4.4	Vice President

Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

4.6	Secretary

The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.7	Assistant Secretary

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.8	Treasurer

The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. The Treasurer may be the Chief Financial Officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

4.9	Assistant Treasurer

Any Assistant Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

4.10	Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.11	Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers. The Board of Directors may authorize the Corporation to enter into employment agreements with officers of the Corporation, however the appointment or election of an officer does not, in itself, create any contractual right to employment.

4.12	Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

4.13	Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the Chairperson or any officer of the Corporation authorized by the Chairperson shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholder of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

5.	CAPITAL STOCK

5.1	Certificates of Stock; Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2	Lost Certificates

The Board of Directors, Chairperson, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3	Record Date

5.3.1	Actions by Stockholders

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

5.3.2	Payments

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4	Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6.	INDEMNIFICATION

6.1	Definitions

For purposes of this Section 6, (a) “Officer” means any person who serves or has served as a director of the Corporation or in any other office filled by election or appointment by the directors, officers, stockholders or the Board of Directors and any heirs or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding.

6.2	Officers

Except as provided in Sections 6.4 and 6.5 herein, each Officer of the Corporation shall be indemnified by the Corporation against all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation; (b) as a director, officer or employee of any wholly owned subsidiary of the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

6.3	Non-Officer Employees

Except as provided in Sections 6.4 and 6.5 herein, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified against any and all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation; (b) as a director, officer or employee of any wholly owned subsidiary of the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

6.4	Service at the Request or Direction of the Corporation

No indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 6.2(c) or 6.3(c) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. In no event shall the Corporation be liable for indemnification under Section 6.2(c) or 6.3(c) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 6.2(c) or 6.3(c) above. Notwithstanding any other provision of this Section 6.4, but subject to Section 6.5 herein, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 6.2(c) or 6.3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 6.4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.

6.5	Good Faith

No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter, such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. The determination shall be made by a majority vote of those directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested directors chosen by the disinterested directors at a regular or special meeting. If there are fewer than three disinterested directors, the determination shall be based upon the opinion of the Corporation’s regular outside counsel.

6.6	Prior to Final Disposition

Unless otherwise provided by the Board of Directors or by the committee pursuant to the procedure specified in Section 6.5 above, any indemnification provided for under this Section 6 shall include payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined to be not entitled to indemnification under this Section 6.

6.7	Insurance

The Corporation may purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.

6.8	Right of Claimant to Bring Action Against the Corporation

If a claim under this Section 6 is not paid in full by the Corporation, pursuant to applicable law, after a written claim has been received by the Corporation, the claimant may, if allowed pursuant to applicable law, thereafter bring an action against the Corporation to recover the unpaid amount of the claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under provision of this Section 6. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in a manner provided under the Delaware General Corporation Law) after commencement of such action that the claimant has not met such applicable standard of conduct, or is otherwise not entitled to indemnification under any provision of this Section 6, shall create a presumption that the claimant has not met the applicable standard of conduct or is otherwise not entitled to indemnification under any provision of this Section 6.

6.9	Other Indemnification Rights or Limits

Nothing in this Section 6 shall limit any lawful rights to indemnification, or any lawful limits to indemnification rights, existing independently of this Section 6.

7.	GENERAL PROVISIONS

7.1	Inspection of Books and Records

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

7.2	Dividends

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3	Reserves

The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4	Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5	Fiscal Year

The fiscal year of the Corporation shall end on December 31 of each year.

7.6	Seal

The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

8.	AMENDMENTS

8.1	Amendment of Bylaws

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the affirmative vote of two-thirds of the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular or special meeting of the stockholders or of the Board of Directors; provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

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